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                                                                   Exhibit 10.25

                    FIRST AMENDMENT TO MARKETING AGREEMENT
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     This First Amendment to Marketing Agreement (this "Amendment"), effective as of May 25/th/, 2000 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and eMachines, Inc. ("eMachines"), a Delaware corporation, with offices at 14350 Myford Drive, Suite 100, Irvine, California 92606. AOL and eMachines may be referred to individually as a "Party" and collectively as "Parties."

                                 INTRODUCTION
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     WHEREAS, AOL and eMachines are parties to a Marketing Agreement dated as of
June 17, 1999 (the "Original Agreement"); and

     WHEREAS, the Parties desire to modify certain terms of the Original Agreement, as provided below.

     NOW, THEREFORE, in consideration of the terms and conditions set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AOL and eMachines hereby agree to amend the Original Agreement in accordance with the following terms and conditions:

                                     TERMS
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1.   3 Month AOL Offer.  Section 23 is hereby added to the document after
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Section 22 of the Original Agreement as follow:

     "23.  3 Month AOL Offer.  During the period from the Effective Date (as
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     defined in the First Amendment to Marketing Agreement) through September
     30, 2000, eMachines and AOL hereby agree to participate in a program offering consumers three (3) months of AOL in accordance with the terms and conditions set forth on Exhibit D attached hereto.

2.   Definitions.  Capitalized terms used but not defined herein shall have the
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meanings given thereto in the Original Agreement.

3.   Original Agreement.  Except as specifically amended hereby, the Original
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Agreement remains in full force and effect.

4.   Counterparts.  This Amendment may be executed in counterparts, each of
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will be deemed an original and all of which together will constitute one and the same document.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]
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                                                                  EXECUTION COPY

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AMERICA ONLINE, INC.                    eMACHINES, INC.

By: /s/ Eric L. Keller                  By: /s/ John Dickinson
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Print Name: Eric L. Keller              Print Name: John Dickinson
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Title: SVP, Business Affairs            Title: Senior Vice President
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                                                                  EXECUTION COPY

                                   Exhibit D

                               3 Month AOL Offer

1. eMachine's Distribution the AOL Classic Software. AOL shall, at its expense,
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provide to eMachines the AOL Packages, delivered at AOL's expense, to eMachine's distribution center (the "DC") of the Products. After the AOL Packages arrive at the DC, and through the Offer Term, defined in Section 6 below, eMachines shall use its best efforts to affix the AOL Package to the outside of each Product that eMachines distributed to (i) Priceclub/Costco, (ii) QVC, (iii) retailers who agree to promote the Promo Offer and (iv) other channels that the Parties agree to. The "AOL Package" shall mean an AOL-supplied diskette or CD ROM containing the AOL Classic Software containing the three (3) months of the AOL Classic Service for free upon registration (the "Promo Offer") and related promotional and packaging materials.

2. eMachines Promotion of the Promo Offer.  In addition to the distribution
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obligations in Section 1 above, during the Offer Term, eMachines shall promote the Promo Offer as follows:

   a. eMachines shall promote the Promo Offer on the first screen of eMachines' Internet web site located at the URL www.e4me.com appearing "above the
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       fold". AOL will approve promotional copy for such web promotion.

   b. eMachines shall use commercially reasonable efforts to cause QVC to promote the Promo Offer and the availability of the AOL Package through its promotions (e.g. on-air and special visuals) of the Products on QVC. If QVC does not agree to promote the Promo Offer and the availability of the AOL Package through its promotions of the Products on QVC, then eMachines shall have no obligation to affix the AOL Package to the outside of each Product that eMachines distributes to QVC under Section 1(ii) above.

   c. eMachines and AOL shall agree to use commercially reasonable efforts to promote the Promo Offer through other retailers that distribute the Products, such retailers to be agreed to by the Parties.

3. Promo Offer Materials.  All marketing, advertising, or other materials
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related to the Promo Offer must be approved by AOL.  Without limiting the foregoing, eMachines agrees that the Promo Offer shall be offered as being brought to you by eMachines (e.g. "compliments of eMachines") not by AOL.

4. Payments by eMachines.  In consideration for the AOL Classic Software
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containing the three (3) months of the AOL Classic Service included for free upon registration being available to eMachines, eMachines shall pay AOL forty-three dollars and ninety cents (US$43.90) per end-user who registers under the Promo Offer for three months of the AOL Classic Service included at no charge (the "Registered Program Member") within thirty (30) days from the end of the month in which such registration takes place.

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                                                                  EXECUTION COPY

5.  Payments by AOL.  In consideration for eMachines' distribution of the AOL
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Package and promotion of the Promo Offer, AOL shall pay eMachines a promotional bounty of forty-three dollars and ninety cents (US$43.90) per each Registered Program Member within thirty (30) days from the end of the month in which such registration takes place. In addition, AOL shall pay eMachines a promotional bounty of thirty dollars ($30.00) for each Qualified Registered Program Member within thirty (30) days from the end of the month in which such registration takes place. A "Qualified Registered Program Member" shall be any person or entity who registers for the AOL Classic Service through the promo code associated with the Promo Offer during the Term of the Original Agreement using eMachines' special promotion identifier and who pays the then-standard fees required for membership to such service through at least two (2) consecutive billing cycles after the three (3) months of the AOL Classic Service included for free upon registration has been completed.

6.  Offer Term. The term of the Promo Offer shall be from the Effective Date (as
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defined in the First Amendment to Marketing Agreement) until September 30, 2000.

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